UiPath Reports Third Quarter Fiscal 2024 Financial Results
Revenue of $326 million increases 24 percent year-over-year
ARR of $1.378 billion increases 24 percent year-over-year
Cash flow from operations reaches $42 million and non-GAAP adjusted free cash flow reaches $44 million
NEW YORK, NY – November 30, 2023 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its third quarter fiscal 2024 ended October 31, 2023.
“I am pleased with our strong third quarter results with ARR growing 24 percent year-over-year to $1.378 billion, driven by the team’s execution and the transformational results we deliver,” said Rob Enslin, UiPath Co-Chief Executive Officer. “My conversations with customers and partners validate the strategic role enterprise automation plays in digital transformation and I am excited about the investments we continue to make in AI to further extend our market leadership.”
Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer, added, “Our unwavering commitment to understanding the needs of our customers is key to our success. In our most recent platform release, 2023.10, we delivered scores of new capabilities that seamlessly translate the potential of AI into tangible action, accelerate productivity, spark innovation, and drive business outcomes for our customers.”
Third Quarter Fiscal 2024 Financial Highlights
•Revenue of $326 million increased 24 percent year-over-year.
•ARR of $1.378 billion increased 24 percent year-over-year.
•Net new ARR of $70 million.
•Dollar based net retention rate of 121 percent.
•GAAP gross margin was 85 percent.
•Non-GAAP gross margin was 87 percent.
•GAAP operating loss was $(56) million.
•Non-GAAP operating income was $44 million.
•Net cash flow from operations was $42 million.
•Non-GAAP adjusted free cash flow was $44 million.
•Cash, cash equivalents, and marketable securities were $1.8 billion as of October 31, 2023.
“Our relentless focus on operational excellence once again resulted in strong top-line growth and year over year improvements in profitability and cash flow,” said Ashim Gupta, UiPath Chief Financial Officer. “Given the strength of our business model we expect to balance growth and profitability, while investing in the business to position UiPath for long-term success.”
Financial Outlook
For the fourth quarter fiscal 2024, UiPath expects:
•Revenue in the range of $381 million to $386 million
•ARR in the range of $1.450 billion to $1.455 billion as of January 31, 2024
•Non-GAAP operating income of approximately $78 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Recent Business Highlights
•Unveiled Newest AI at Work Platform Features to Transform the Enterprise: UiPath announced its newest platform features that help customers gain real value by transforming millions of tasks and thousands of processes across the enterprise with AI and automation, creating capacity for new ideas and unleashing worker productivity. UiPath Autopilot™ uses the combined power of Gen AI and Specialized AI to improve productivity for everyone. New previews were released for Autopilot for Studio, Apps, and Test Suite, offering solutions for both new and experienced developers and testers. New connectors for Gen AI add support for key ecosystems and models including OpenAI, AWS Bedrock, and Meta.
•Announced New Connectors for Google AI and Google Workspace: The UiPath connector for Google Cloud Vertex AI allows developers, data scientists, and machine learning engineers to integrate generative text and chat completion into their automations. UiPath now offers customers more than 30 activity packs and 10 connectors for Google Cloud.
•Named a Leader in the IDC MarketScape: Worldwide Intelligent Document Processing 2023-2024 Vendor Assessment report*: UiPath was named a Leader in Intelligent Document Processing in the inaugural IDC MarketScape report examining AI technologies such as optical character recognition, computer vision, natural language processing, and machine/deep learning to classify and extract information from structured, semi-structured, and unstructured documents. According to the report, “UiPath’s success and broad market leadership as an AI-powered automation platform puts it in a great position for capturing growth as new and existing customers look to integrate a document component into their broader automation workflows.”
•UiPath Clipboard AI Named One of TIME Magazine’s Best Inventions of 2023: Clipboard AI was selected to TIME Magazine's Best Inventions of 2023 from a pool of thousands of global nominations, with winners recognized for delivering innovations that are changing the way we live, work, and play. Clipboard AI was named to the Productivity Category because it removes the need for anyone to manually copy-paste.
•Released AI report in Partnership with Bain & Co.: Bain partnered with UiPath to examine and understand the adoption and impact of AI-powered automation to date, as well as the influence that AI will play in enterprise and market reconfiguration moving forward. Most respondents reported they are already investing in AI-powered automation, with 74% anticipating a positive return on investment from their automation endeavors and 70% asserting that AI-driven automation is either “very important” or “critical” in fulfilling their organization’s strategic objectives.
*IDC MarketScape: Worldwide Intelligent Document Processing 2023-2024 Vendor Assessment (IDC #US49988723, November 2023)
Conference Call and Webcast
UiPath will host a conference call today, Thursday, November 30, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's third quarter fiscal 2024 financial results and its guidance for the fourth quarter fiscal 2024. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13742261. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.

Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the fourth fiscal quarter 2024, our strategic plans, objectives and roadmap, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases including the incorporation of AI, the success of our collaborations with third parties, our customers’ behaviors and potential automation spend, and details of UiPath’s stock repurchase program. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including turmoil and macro-economic effects caused by geopolitical tensions and conflict, increasing inflationary cost trends, and foreign exchange volatility; volatility in credit and financial markets; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth and achieve or maintain profitability; our ability to grow our platform and release new functionality in a timely manner; our ability and the ability of our platform and products to satisfy and adapt to customer demands, including our ability to continue to successfully develop, integrate and compete against competitors and new market entrants with artificial intelligence tools and capabilities; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to attract, retain and motivate our management and key employees, integrate new team members, and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential effects that regional or global pandemics could have on our or our customers’ businesses, financial conditions and future operating results; our failure to achieve our environmental, social and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2023 filed with the SEC on March 24, 2023, and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.

Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss) and margin, and non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude:

•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)
	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Licenses	$148,068	$118,175	$401,407	$338,875
Subscription services	167,529	130,159	473,880	370,309
Professional services and other	10,324	14,410	27,532	40,848
Total revenue	325,921	262,744	902,819	750,032
Cost of revenue:
Licenses	2,781	3,208	8,336	7,915
Subscription services	28,647	20,578	78,502	63,949
Professional services and other	18,492	18,982	55,736	60,496
Total cost of revenue	49,920	42,768	142,574	132,360
Gross profit	276,001	219,976	760,245	617,672
Operating expenses:
Sales and marketing	191,282	156,469	521,413	527,798
Research and development	84,514	67,341	246,462	203,880
General and administrative	56,024	63,157	172,185	189,130
Total operating expenses	331,820	286,967	940,060	920,808
Operating loss	(55,819)	(66,991)	(179,815)	(303,136)
Interest income	14,483	9,561	41,913	15,057
Other income (expense), net	13,725	888	25,491	(2,523)
Loss before income taxes	(27,611)	(56,542)	(112,411)	(290,602)
Provision for income taxes	3,926	1,182	11,388	10,061
Net loss	$(31,537)	$(57,724)	$(123,799)	$(300,663)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.10)	$(0.22)	$(0.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	567,036	550,164	562,651	546,087

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)
	As of
	October 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,003,080	$1,402,119
Restricted cash	444	—
Marketable securities	814,097	354,774
Accounts receivable, net of allowance for credit losses of $1,023 and $2,698, respectively	373,091	374,217
Contract assets	84,164	69,260
Deferred contract acquisition costs	63,553	49,887
Prepaid expenses and other current assets	91,224	94,150
Total current assets	2,429,653	2,344,407
Marketable securities, non-current	—	2,942
Contract assets, non-current	6,078	6,523
Deferred contract acquisition costs, non-current	139,932	137,616
Property and equipment, net	22,504	29,045
Operating lease right-of-use assets	53,711	52,052
Intangible assets, net	16,460	23,010
Goodwill	87,293	88,010
Deferred tax assets	5,143	5,895
Other assets, non-current	26,284	45,706
Total assets	$2,787,058	$2,735,206

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$13,664	$8,891
Accrued expenses and other current liabilities	108,014	76,645
Accrued compensation and employee benefits	100,170	142,582
Deferred revenue	405,837	398,334
Total current liabilities	627,685	626,452
Deferred revenue, non-current	132,600	121,697
Operating lease liabilities, non-current	57,687	56,442
Other liabilities, non-current	7,873	10,457
Total liabilities	825,845	815,048
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(52,649)	—
Additional paid-in capital	3,958,795	3,736,838
Accumulated other comprehensive income	3,158	7,612
Accumulated deficit	(1,948,097)	(1,824,298)
Total stockholders’ equity	1,961,213	1,920,158
Total liabilities and stockholders’ equity	$2,787,058	$2,735,206

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Nine Months Ended October 31,
	2023	2022
Cash flows from operating activities
Net loss	$(123,799)	$(300,663)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,555	12,993
Amortization of deferred contract acquisition costs	52,828	37,967
Net amortization on marketable securities	(19,556)	501
Stock-based compensation expense	283,025	270,797
Charitable donation of Class A common stock	4,215	5,499
Amortization of operating lease right-of-use assets	9,663	8,555
Provision for deferred income taxes	(1,040)	1,171
Abandonment and impairment charges	—	2,881
Other non-cash credits, net	(4,864)	(1,714)
Changes in operating assets and liabilities:
Accounts receivable	(1,507)	(33,449)
Contract assets	(14,875)	(27,735)
Deferred contract acquisition costs	(71,727)	(69,657)
Prepaid expenses and other assets	17,247	(27,361)
Accounts payable	5,767	2,414
Accrued expenses and other liabilities	22,309	(13,785)
Accrued compensation and employee benefits	(40,590)	(26,096)
Operating lease liabilities, net	(10,296)	(488)
Deferred revenue	30,125	54,232
Net cash provided by (used in) operating activities	153,480	(103,938)
Cash flows from investing activities
Purchases of marketable securities	(1,006,606)	(204,311)
Maturities of marketable securities	576,480	93,298
Purchases of property and equipment	(3,558)	(21,614)
Payments related to business acquisitions, net of cash acquired	—	(29,542)
Other investing, net	2,754	(507)
Net cash used in investing activities	(430,930)	(162,676)
Cash flows from financing activities
Repurchases of Class A common stock	(52,649)	—
Proceeds from exercise of stock options	5,421	7,605
Payments of tax withholdings on net settlement of equity awards	(75,495)	(53,300)
Net payments of tax withholdings on sell-to-cover equity award transactions	(645)	(10,132)
Proceeds from employee stock purchase plan contributions	14,253	13,525
Payment of deferred consideration related to business acquisition	(5,863)	—
Repurchase of unvested early exercised stock options	—	(1,493)
Net cash used in financing activities	(114,978)	(43,795)
Effect of exchange rate changes	(6,167)	(7,162)
Net decrease in cash, cash equivalents, and restricted cash	(398,595)	(317,571)
Cash, cash equivalents, and restricted cash - beginning of period	1,402,119	1,768,723
Cash, cash equivalents, and restricted cash - end of period	$1,003,524	$1,451,152

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
GAAP cost of licenses	$2,781	$3,208	$8,336	$7,915
Less: Amortization of acquired intangible assets	836	777	2,523	1,935
Non-GAAP cost of licenses	$1,945	$2,431	$5,813	$5,980

GAAP cost of subscription services	$28,647	$20,578	$78,502	$63,949
Less: Stock-based compensation expense	3,791	2,844	10,778	8,901
Less: Amortization of acquired intangible assets	589	570	1,767	1,230
Less: Employer payroll tax expense related to employee equity transactions	58	34	233	180
Less: Restructuring costs	(53)	—	114	137
Non-GAAP cost of subscription services	$24,262	$17,130	$65,610	$53,501

GAAP cost of professional services and other	$18,492	$18,982	$55,736	$60,496
Less: Stock-based compensation expense	2,764	2,557	8,546	8,959
Less: Employer payroll tax expense related to employee equity transactions	42	26	181	167
Less: Restructuring costs	—	—	—	320
Non-GAAP cost of professional services and other	$15,686	$16,399	$47,009	$51,050

GAAP gross profit	$276,001	$219,976	$760,245	$617,672
GAAP gross margin	85%	84%	84%	82%
Plus: Stock-based compensation expense	6,555	5,401	19,324	17,860
Plus: Amortization of acquired intangible assets	1,425	1,347	4,290	3,165
Plus: Employer payroll tax expense related to employee equity transactions	100	60	414	347
Plus: Restructuring costs	(53)	—	114	457
Non-GAAP gross profit	$284,028	$226,784	$784,387	$639,501
Non-GAAP gross margin	87%	86%	87%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss) and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
GAAP sales and marketing	$191,282	$156,469	$521,413	$527,798
Less: Stock-based compensation expense	37,760	30,763	109,890	117,410
Less: Amortization of acquired intangible assets	675	659	2,027	1,486
Less: Employer payroll tax expense related to employee equity transactions	625	416	2,350	3,045
Less: Restructuring costs	65	511	1,381	11,243
Non-GAAP sales and marketing	$152,157	$124,120	$405,765	$394,614

GAAP research and development	$84,514	$67,341	$246,462	$203,880
Less: Stock-based compensation expense	30,604	23,435	88,448	73,559
Less: Employer payroll tax expense related to employee equity transactions	387	170	1,572	971
Less: Restructuring costs	(7)	—	387	43
Non-GAAP research and development	$53,530	$43,736	$156,055	$129,307

GAAP general and administrative	$56,024	$63,157	$172,185	$189,130
Less: Stock-based compensation expense	20,961	21,492	65,363	61,968
Less: Amortization of acquired intangible assets	41	44	123	136
Less: Employer payroll tax expense related to employee equity transactions	340	123	1,209	486
Less: Restructuring costs	20	580	749	1,382
Less: Charitable donation of Class A common stock	—	—	4,215	5,499
Non-GAAP general and administrative	$34,662	$40,918	$100,526	$119,659

GAAP operating loss	$(55,819)	$(66,991)	$(179,815)	$(303,136)
GAAP operating margin	(17)%	(25)%	(20)%	(40)%
Plus: Stock-based compensation expense	95,880	81,091	283,025	270,797
Plus: Amortization of acquired intangible assets	2,141	2,050	6,440	4,787
Plus: Employer payroll tax expense related to employee equity transactions	1,452	769	5,545	4,849
Plus: Restructuring costs	25	1,091	2,631	13,125
Plus: Charitable donation of Class A common stock	—	—	4,215	5,499
Non-GAAP operating income (loss)	$43,679	$18,010	$122,041	$(4,079)
Non-GAAP operating margin	13%	7%	14%	(1)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(31,537)	$(57,724)	$(123,799)	$(300,663)
Plus: Stock-based compensation expense	95,880	81,091	283,025	270,797
Plus: Amortization of acquired intangible assets	2,141	2,050	6,440	4,787
Plus: Employer payroll tax expense related to employee equity transactions	1,452	769	5,545	4,849
Plus: Restructuring costs	25	1,091	2,631	13,125
Plus: Charitable donation of Class A common stock	—	—	4,215	5,499
Tax adjustments to add-backs	1,127	(609)	3,809	(609)
Non-GAAP net income (loss)	$69,088	$26,668	$181,866	$(2,215)

GAAP net loss per share, basic and diluted	$(0.06)	$(0.10)	$(0.22)	$(0.55)
GAAP weighted average common shares outstanding, basic and diluted	567,036	550,164	562,651	546,087
Non-GAAP weighted average common shares outstanding, basic	567,036	550,164	562,651	546,087
Plus: Dilutive potential common shares from outstanding equity awards	10,463	10,331	11,578	—
Non-GAAP weighted average common shares outstanding, diluted	577,499	560,495	574,229	546,087
Non-GAAP net income (loss) per share, basic	$0.12	$0.05	$0.32	$0.00
Non-GAAP net income (loss) per share, diluted	$0.12	$0.05	$0.32	$0.00

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Nine Months Ended October 31,
	2023	2022
GAAP net cash provided by (used in) operating activities	$153,480	$(103,938)
Purchases of property and equipment	(3,558)	(21,614)
Cash paid for employer payroll taxes related to employee equity transactions	6,183	6,399
Net payments of employee tax withholdings on stock option exercises	788	6,370
Cash paid for restructuring costs	6,072	11,585
Non-GAAP adjusted free cash flow	$162,965	$(101,198)

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath